File No. 333-

         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             Registration Statement
                                      under
                           The Securities Act of 1933

                            PENN-AMERICA GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Pennsylvania                                 23-2180139
State or other jurisdiction of incorporation or      I.R.S. Employer I.D. No.
             organization

                                420 S. York Road
                           Hatboro, Pennsylvania 19040
                                 (215) 443-3656
             (Address & phone number of principal executive offices)

                                 Jon S. Saltzman
                                    President
                            Penn-America Group, Inc.
                                420 S. York Road
                          Hatboro, Pennsylvania, 19040
                     (Name and address of agent for service)

                                 (215) 443-3600
    ------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           Michael B. Pollack, Esquire
                            Reed Smith Shaw & McClay
                             2500 One Liberty Place
                             Philadelphia, PA 19103
                                 (215) 851-8100

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. File No. 333-49055, X




                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------


                                       Proposed        Proposed
  Title of Each                         Maximum         Maximun
    Class of             Amount         Offering       Aggregate    Amount Of
   Securities            to be          Price Per      Offering    Registration
 to be Registered      Registered      Security (1)      Price         Fee
------------------    ------------    --------------  ----------   -------------

Common Stock,        20,000 Shares       $ 9.50       $ 190,000      $ 52.82
$.01 par value                                                     -------------
                                                         Total       $ 52.82
                                                                   =============

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(1)      Estimate  solely for  purposes  of  calculating  the  registration  fee pursuant to Rule 457(c) under the Securities Act of 1933. Securities priced as of the closing price, as reported on the New York Stock Exchange, under the "PNG" symbol as of April 14, 1999.

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                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Shelf Registration Statement on Form S-3 (File No. 333-49055), declared effective on April 16, 1998 by the Securities and Exchange Commission (the "Shelf Registration Statement").

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hatboro, Pennsylvania, on April 20, 1999.

                                    PENN-AMERICA GROUP, INC.


                                    By:/s/ Jon S. Saltzman
                                          ---------------------------
                                           Jon S. Saltzman, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signatures                       Title                               Date

/s/ Jon S. Saltzman         Principal Executive Officer         April 20, 1999
--------------------        and Director
   Jon S. Saltzman

/s/ Robert A. Lear*         Director                            April 20, 1999
-------------------
    Robert A. Lear

/s/ Irvin Saltzman*         Director                            April 20, 1999
-------------------
    Irvin Saltzman


/s/ Charles Ellman*         Director                            April 20, 1999
-------------------
    Charles Ellman

/s/ M. Moshe Porat*         Director                            April 20, 1999
-------------------
    M. Moshe Porat

/s/ Paul Simon*             Director                            April 20, 1999
------------------
    Paul Simon

s/ Thomas M. Spiro*         Director                            April 20, 1999
--------------------
   Thomas M. Spiro

/s/ Jami Saltzman-Levy*     Director                            April 20, 1999
------------------------
    Jami Saltzman-Levy

/s/ Rosemary Ferrero*      Principal Finance and                April 20, 1999
---------------------      Accounting Officer
    Rosemary Ferrero

/s/ Jon S. Saltzman                                             April 20, 1999
---------------------
    Jon S. Saltzman
    AS ATTORNEY-IN-FACT,
    PURSUANT TO A POWER
    OF ATTORNEY
    PREVIOUSLY FILED

                                  EXHIBIT INDEX



Exhibit No.                Description of Exhibit


5 Form of Opinion of Reed Smith Shaw & McClay as to legality of securities issued

23(A)                      Consent of Reed Smith Shaw & McClay
                           (included in opinion filed as Exhibit 5)

    (B)                    Consent of KPMG Peat Marwick LLP

                                      II-2